As filed with the Securities and Exchange Commission on October 14, 1999
                                                           SEC File No-1-
-------------------------------------------------------------------------------
                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     ----------------------------------
                                  FORM 8-A
              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                     ----------------------------------

   HEARTLAND FINANCIAL USA, INC.       HEARTLAND FINANCIAL CAPITAL TRUST I
 (Exact name of registrant and co-registrant as specified in their charters)


            42-1405748                                   51-6512637
             Delaware                                     Delaware
(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)
     (State of incorporation                      (State of incorporation
         or organization)                             or organization)

                     ----------------------------------

                           1398 CENTRAL AVENUE
                           DUBUQUE, IOWA 52001
                             (319) 589-2000
  (Address, including zip code, of registrants' principal executive offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act Registration Statement File Numbers
                       to which this Form relates:    333-87179
                       (If applicable)                333-87179-01

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                Name of Each Exchange on Which
           to be so Registered                Each Class is to be Registered
         -----------------------              ------------------------------
           CAPITAL SECURITIES                    AMERICAN STOCK EXCHANGE
 (AND THE GUARANTEE WITH RESPECT THERETO)

Securities to be registered pursuant to Section 12 (g) of the Act:  NONE

THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES, CERTAIN EXHIBITS ARE INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANTS' AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-3 FILED ON OCTOBER 1, 1999.

ITEM 1.   DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

     For the full description of Heartland Financial Capital Trust I's Capital Securities (the "Capital Securities") and the Guarantee of Heartland Financial USA, Inc. (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Capital Securities," "Description of the Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Company's Amendment No. 1 to the Registration Statement on Form S-3 (Registration Nos. 333-87179 and 333-87179-01) filed with the Securities and Exchange Commission on October 1, 1999 under the Securities Act of 1933, as amended (the "Registration Statement"). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Capital Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description of the Capital Securities contained therein shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.   EXHIBITS.
          ---------
2.1       Certificate of Trust of Heartland Financial Capital Trust I
          (incorporated by reference to Exhibit 4.3 to the Registration
          Statement).

2.2(a) Trust Agreement of Heartland Financial Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement).

2.2(b)    Form of Amended and Restated Trust Agreement of Heartland Financial
          Capital Trust I (incorporated by reference to Exhibit 4.5 to the
          Registration Statement).

2.3       Form of Capital Security Certificate for Heartland Financial Capital
          Trust I (incorporated by reference to Exhibit 4.6 to the Registration
          Statement).

2.4       Form of Capital Securities Guarantee Agreement for Heartland Financial
          Capital Trust I (incorporated by reference to Exhibit 4.7 to the
          Registration Statement).

2.5       Form of Indenture between Heartland Financial USA, Inc. and First
          Union Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement).

                              SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly cause this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

October 13, 1999                 HEARTLAND FINANCIAL CAPITAL TRUST I


                                 By: /s/ John K. Schmidt
                                     --------------------------------------
                                     John K. Schmidt
                                     as Administrative Trustee

                                 HEARTLAND FINANCIAL USA, INC.


                                 By: /s/ John K. Schmidt
                                     --------------------------------------
                                     John K. Schmidt
                                     Its:  Executive Vice President








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